UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007 (May 16, 2007)
TETON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer Identification No.)
410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)
(303) 565-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     Teton Energy Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2007, to provide the information required by Item No. 3.02 — Unregistered Sales of Equity Securities. The information previously disclosed under Item 7.01 — Regulation FD Disclosure is restated herein and remains unchanged.
Item 3.02 Unregistered Sales of Equity Securities
     On May 17, 2007, the Company closed on a private placement of $9.0 million of its Senior Subordinated Convertible Notes (the “Notes”). The Notes are convertible into shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”) at a conversion price of $5.00 per share. The Notes bear interest at a rate of 8% per annum, payable quarterly on April 1, July 1, October 1 and January 1, in cash or in shares of Common Stock, for an aggregate interest amount of $732,000, convertible into shares of Common Stock at a conversion price of the Variable Weighted Average Price (“VWAP”) (as such term is defined in the Notes) on the interest payment date; provided, however, that interest may not be paid in shares of common stock if the price of the Company’s Common Stock at the stated value of the VWAP on the interest payment date would be less than the conversion price.
     The purchasers of the Notes also received warrants to purchase shares of the Company’s Common Stock (the “Warrants”) at a rate of 200% warrant coverage, at an exercise price of $5.00 per share. The Warrants also contain a cashless exercise feature.
     Commonwealth Associates, L.P. (the “Placement Agent”) served as placement agent for the transaction. Net proceeds to the Company were approximately $8.3 million after payment of Placement Agent fees of approximately $540,000, and other expenses. The Placement Agent also received Warrants to purchase 360,000 shares of the Company’s Common Stock, representing 10% of the Warrants issued to the investors in the Notes offering.
     The Company intends to use the net proceeds from the offering for its 2007 capital expenditure program.
     The offering of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D.
     A copy of the forms of Note and Warrant received by each investor are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On May 22, 2007, Teton Energy Corporation (the “Company”) issued a press release stating that the Company has acquired an acreage position on which it will develop an oil and gas resource play in the Big Horn Basin in the state of Wyoming.

The Company acquired approximately 6,250 gross and net acres in the Big Horn Basin with a 100 percent working interest for $469,270. In addition, the Company announced that it is in the process of closing on an additional 5,750 gross and net acres, for a total acreage position of 12,000 gross and net acres by June 6, 2007. A copy of the press release announcing this acquisition is attached hereto as Exhibit 99.1.
On May 22, 2007, the Company issued an additional press release updating its previously announced agreement to raise up to $7 million of 8% Senior Subordinated Convertible Notes.
On May 16, 2007, the Company disclosed that it had entered into commitments with several investors through a placement agency agreement for $5.6 million of a targeted $7.0 million in 8% Senior Subordinated Convertible Notes due May 15, 2008 (the “Notes”). On May 17, 2007, the Company closed on $9.0 million of proceeds from the Notes, based on an earlier announced offering of $7.0 million and an additional $2.0 million of oversubscriptions. Net proceeds to the Company were approximately $8.3 million after fees and costs.
The conversion price for the Notes is $5.00 per share. In the event the Notes are not repaid at maturity, they will convert into shares of the Company’s common stock at the market price if such price is less than $5.00 per share. Investors of the Notes also will receive warrants to purchase 3,600,000 shares of the Company’s common stock at an exercise price of $5.00 per share. The warrants contain a cashless exercise feature.
A copy of the press release announcing the closing on the Notes is attached hereto as Exhibit 99.2.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Subordinated Convertible Note, incorporated by reference to Exhibit 4.1 of Teton’s Form 10-Q filed August 14, 2007.

4.2	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.2 of Teton’s Form 10-Q filed August 14, 2007.

10.1	Placement Agent Agreement, incorporated by reference to Exhibit 10.3 of Teton’s Form 10-Q filed August 14, 2007.

99.1	Press Release dated May 22, 2007, incorporated by reference to Exhibit 99.1 of Teton’s Form 8-K filed May 22, 2007.

99.2	Press Release dated May 22, 2007, incorporated by reference to Exhibit 99.1 of Teton’s Form 8-K filed May 22, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: August 31, 2007	TETON ENERGY CORPORATION
	By:	/s/ Karl. F. Arleth
Karl F. Arleth
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Senior Subordinated Convertible Note, incorporated by reference to Exhibit 4.1 of Teton’s Form 10-Q filed August 14, 2007.

4.2	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.2 of Teton’s Form 10-Q filed August 14, 2007.

10.1	Placement Agent Agreement, incorporated by reference to Exhibit 10.3 of Teton’s Form 10-Q filed August 14, 2007.

99.1	Press Release dated May 22, 2007, incorporated by reference to Exhibit 99.1 of Teton’s Form 8-K filed May 22, 2007.

99.2	Press Release dated May 22, 2007, incorporated by reference to Exhibit 99.1 of Teton’s Form 8-K filed May 22, 2007.